Exhibit 99.1

TSX, NYSE American

Symbol: TMQ

News Release

Trilogy Provides Details on the 2021 Field Exploration Season

May 17, 2021 - Vancouver, British Columbia – Trilogy Metals Inc. (TSX/NYSE American: TMQ) (“Trilogy” or the “Company”) is pleased to announce that Ambler Metals LLC (“Ambler Metals”), the joint venture operating company equally owned by Trilogy and South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) (“South32”) has finalized the 2021 exploration field program at the Upper Kobuk Mineral Projects (“UKMP”) located in Northwestern Alaska.

On November 19, 2020, the owners of Ambler Metals approved the 2021 program and budget of approximately US$27 million for the advancement of the UKMP. The entire amount is fully funded by Ambler Metals and will consist of approximately 14,600 meters of diamond drilling (Table 1).

The exploration program is aligned with a strategy developed by Trilogy Metals and South32 which prioritizes the exploration budget within the 172,636-hectare (426,600-acre) UKMP. The strategy defines a balanced and realistic program that advances the highest priority projects and exploration targets, both Volcanogenic Massive Sulphide (“VMS”) and Carbonate-Hosted Copper (“CHC”), ranging from early-stage geophysical anomalies that were identified during the 2019 airborne Versatile Time Domain Electromagnetic (“VTEM”) survey to advanced VMS and CHC prospects with historical resources.

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Priority 1 – The Arctic Project. This will entail additional infill drilling to further improve the confidence of the mineral resources. In addition, there will be further metallurgical and targeted condemnation drilling to allow the partners to further de-risk the Arctic Project;

•	Priority 2A – Near Arctic (Arctic Hub) exploration, with the goal of discovering nearby copper-rich satellite deposits within a 3-5-kilometer radius of the Arctic deposit; and

•	Priority 2B – District exploration for both VMS deposits in the Ambler Belt and CHC deposits in the Cosmos Hills and the Ambler Lowlands.

Tony Giardini, President and CEO of Trilogy, commented, “I am extremely excited given that we will soon be opening camp with the expectation that we will commence drilling by early June, with the first assay results expected to be available in the fall. The proposed exploration program will be one of the biggest programs in the history of the Ambler Mining District and we have expectations that this program will eventually add to our mineral inventory within this emerging world-class mining district. While we will not be drilling at the Bornite Project this year, we believe in the potential of this project and plan to resume drilling there soon.”

Ramzi Fawaz, President and CEO of Ambler Metals, commented, “We are looking forward to executing a safe and productive summer field season, expecting to hire approximately 60 personnel directly and an additional 75 through contractors working with us. We have an extensive drilling program planned at Arctic and in the Ambler district. We will of course prioritize hiring NANA shareholders from the Upper Kobuk villages followed by other

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shareholders in the NANA region and will be applying strict COVID protocols to protect our employees, contractors and the communities around us.”

Preparations have already commenced with the mobilization of construction and camp maintenance crews. Mobilization of equipment is expected to commence on June 1st, with drilling to begin shortly thereafter.

Table 1. Summary of Proposed Summer Drilling Program at the UKMP

	Estimated Drilling (meters)	Drill Holes

Arctic Drilling

Geotechnical	2,000	8

Conversion/Metallurgical	4,800	~28

Condemnation	800	4

Total Arctic Drilling	7,600	~40

Priority 2A- Near Arctic Targets

Arctic East	600	2

Southeast Arctic	650	1

Center of Universe	1,000	2

Priority 2B - District

Snow	900	2

Cliff-DH-Horse	1,600	5

Sunshine	400	2

Ambler Lowlands	500	1

Follow-Up Drilling	1,350	3-4

Total Exploration Drilling	7,000	18+

Total Drilling	14,600	58+

Arctic Work Plan

Exploration activities planned at the Arctic Project include geotechnical drilling (8 holes – 2,000 meters), conversion/metallurgical drilling (28 holes – 4,800 meters) and condemnation drilling (4 holes – 800 meters). The condemnation drilling will target areas proximal to the Arctic Project that may host additional VMS-style mineralization but also provide condemnation information for the processing plant and tailings management facility. The goal of this summer campaign at Arctic is to advance and de-risk the project so the joint venture partners can make a future construction decision. It is expected that this drilling campaign will convert a portion of the Arctic resources from the indicated category to the measured category. Also, the additional metallurgical drilling will allow Ambler Metals to continue trade-off metallurgical studies. In total, there will be approximately 7,600 meters of drilling at Arctic during this summer campaign.

Near Arctic Exploration

Approximately 2,250 meters of drilling is planned within three high-priority target areas that are within 5 kilometers of Arctic (Figure 1):

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East Arctic – the eastern projection of the three lowermost mineralized zones of the Arctic deposit, approximately 200 meters east of the existing resource, that is supported by the existence of a gossan on the eastern slope;

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Southeast Arctic – a VTEM conductor with a coincident chlorite alteration hyperspectral response located on the projection of the Arctic mineralized horizon approximately 1,700 meters southeast of Arctic; and

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Center of the Universe (“COU”) – a large target area covering the catchment immediately northwest of Arctic Valley that has multiple fold/fault repeats of the Arctic stratigraphy that are coincident with VTEM and soil geochemical anomalies.

In addition, geological mapping and soil sampling is planned over several prospects and VTEM anomalies outside these target areas, including the Pipe VMS prospect located 4 kilometers northeast of Arctic. Detailed geological and structural mapping at Arctic and in the near Arctic area will be used to build a three-dimensional geological model of the favorable geological horizons for VMS mineralization. This model is expected to be used for future exploration.

Figure 1. Drilling Locations Near the Arctic Project

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District Exploration – Ambler VMS Belt

Along the Ambler VMS Belt, Ambler Metals will focus approximately 2,900 meters of drilling on the three drill-ready VMS prospects that have the best potential for shallow open-pit mineralization (Figure 2):

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Sunshine - 13 kilometers to the west-northwest of Arctic. The planned drilling will test the west-southwest extension of high-grade intercepts in hole SC19-019 (8.06 meters at 3.28% Cu, 1.47% Zn, 0.27% Pb, 0.15 g/t Au and 25.64 g/t Ag, and 7.88 meters at 2.23% Cu, 5.62% Zn, 1.10% Pb, 0.18 g/t Au and 46.95 g/t Ag) that was drilled by Trilogy in 2019 (for more information, please see press release TMQ Bornite Sunshine Drilling September 10 2019);

•	Snow – 30 kilometers to the west-northwest of Arctic. Drilling is planned down dip of previously discovered silver and zinc-rich drill hole intercepts; and

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Cliff-DH-Horse – 19 kilometers northwest of Arctic. VMS mineralization was intersected in 12 of 18 holes over a strike length of 3 kilometers in the 1970s. Ambler Metals plans to drill test potential mineralization.

Figure 2. Drilling Locations within the UKMP

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In addition, Ambler Metals plans to perform additional geological mapping and soil sampling at several other VMS prospects in the belt, including Ambler, Dead Creek, South Cliff and Nora, as well as at approximately 10 high-priority VTEM anomalies that were identified from the 2019 VTEM survey.

Cosmos Hills and the Ambler Lowlands

Exploration, including drilling, will also be carried out for carbonate-hosted copper-cobalt mineralization in the Cosmos Hills, host to the Bornite deposit, and along strike in the Ambler Lowlands. Outside of exploration work on the Bornite deposit itself, the Cosmos Hills have not been systematically explored since historical work was carried out by Kennecott in the 1990s. Mapping and soil sampling planned for 2021 cover an area approximately 10 kilometers in length, from the Aurora and Pardner Hill copper prospects in the west to Bornite East, and will be used to define drill targets for 2022.

The Ambler Lowlands form a 10-kilometer-wide glaciated valley separating Arctic and Bornite that is virtually unexplored despite its proximity to these deposits. Drill hole NANA-1 (Figure 2), one of only two drill holes in the valley, was completed in 1974 and believed to have intersected dolomitized carbonate and carbonate breccia like the carbonates that host the Bornite deposit approximately 14 kilometers along strike to the west. This drill hole indicates the potential for Bornite-style carbonate-hosted copper-cobalt mineralization concealed under shallow glacial cover in the lowlands and will be followed up with drilling in 2021.

COVID Protocols

To limit the spread of COVID-19 in the camp and neighboring communities, Ambler Metals has implemented a strict set of COVID-19 protocols that include requiring negative COVID-19 tests prior to traveling to site and prior to departing site. Additional protocols for social distancing, face masks, and sanitization have also been implemented. A medical service provider has been contracted to administer rapid COVID-19 tests at site and in Fairbanks.

Stakeholder Engagement

Ambler Metals is currently conducting a stakeholder engagement and outreach program with the NANA communities, which will be followed by an engagement process with key Doyon communities. The focus of the community engagements is Ambler Metals’ summer field season and job opportunities, and also to socialize the permitting plans of the Arctic Project and the public process associated with it.

Ambler Metals Hiring Practices

Ambler Metals expects to employ approximately 60 personnel directly and an additional 75 contractor personnel for the field seasonal program. Ambler Metals prioritizes hiring NANA shareholders from the Upper Kobuk villages of Kobuk, Shungnak, and Ambler followed by other shareholders in the NANA region.

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Qualified Persons

Richard Gosse, P.Geo., Vice President Exploration for Trilogy, is a Qualified Person as defined by National Instrument 43-101. Mr. Gosse has reviewed the scientific and technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company which holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the Upper Kobuk Mineral Projects (“UKMP”) in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide (“VMS”) deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 172,636 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Company Contacts

Patrick Donnelly

Vice President, Corporate Communications & Development

patrick.donnelly@trilogymetals.com

604-630-3569

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the proposed 2021 field exploration season, including the timing, cost, results and benefits thereof, and the conversion of indicated resources to measures resources, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the

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uncertainties involving impact of the COVID-19 pandemic; success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended November 30, 2020 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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